EXHIBIT 10.80

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 16
TO THE
POSTSCRIPT SOFTWARE DEVELOPMENT LICENSE
AND SUBLICENSE AGREEMENT
BETWEEN
ADOBE SYSTEMS INCORPORATED
AND
PEERLESS SYSTEMS CORPORATION

Effective Date: January 1, 2004

     This Amendment No. 16 (the “Amendment”) to the PostScript Software Development License and Sublicense Agreement dated July 23, 1999, as previously amended (the “Agreement”) is between Adobe Systems Incorporated, a Delaware corporation having a place of business at 345 Park Avenue, San Jose, CA 95110 (“Adobe”) and Peerless Systems Corporation, a Delaware corporation having a place of business at 2381 Rosecrans Avenue, El Segundo, California 90245 (“Peerless”).

     WHEREAS, the purpose of this Amendment to the Agreement is to revise the license fees and royalty rates as specified below.

     NOW, THEREFORE, the parties agree as follows:

1. The parties hereby acknowledge and agree that all distribution of Licensed Systems and royalty-bearing components of Licensed Systems occurring prior to (but not on or after) the Effective Date of this Amendment No. 16 to the Agreement shall be calculated and paid by Peerless in accordance with the pricing provisions, as set forth in ***, in effect prior to the Effective Date of this Amendment No. 16. The parties further acknowledge and agree that the pricing provisions in Paragraph 3.2.1, as amended herein, shall apply only to Licensed Systems and royalty-bearing components of Licensed Systems distributed on or after the Effective Date of this Amendment No. 16.

2. Paragraph 3.2. (“Calculating Actual Licensed System Royalties Payable to Adobe”) of EXHIBIT O (“Royalty Payments and Other Fees”) of the Agreement is hereby deleted as of the Effective Date and replaced in its entirety to read as follows:

     “3.2 Calculating Actual Licensed System Royalties Payable to Adobe. The payment provisions as set forth below describe the methodology for calculating the royalties to be paid to Adobe by Peerless for Licensed Systems distributed by OEM Customers during the applicable accounting period. If the payments made to Adobe under Paragraph 3.1 are less than the actual royalties owed to Adobe as determined under ***, Peerless shall pay Adobe the difference at the end of the then current accounting period to satisfy all such underpayment.

     3.2.1 ***

     3.2.2 ***

     3.2.3 ***

3. All other terms and condition of the Agreement shall remain in full force and effect.

Amend. No. 16 — Adobe/Peerless	Page 1 of 2

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, each of Adobe and Peerless has executed this Amendment No. 16 to the PostScript Software Development License and Sublicense Agreement by its duly authorized officer.

Adobe:		Peerless:

ADOBE SYSTEMS INCORPORATED		PEERLESS SYSTEMS CORPORATION

By:	/s/ Jim Stephens	By:	/s/ William Neil

Print		Print
Name:	Jim Stephens	Name:	William Neil

Title:	SVP Worldwide Sales	Title:	Vice President Finance,
	and Field Operations		Chief Financial Officer

Date:	4/26/04	Date:	April 6, 2004

Amend. No. 16 — Adobe/Peerless	Page 2 of 2